EXHIBIT 23E


                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Hennessy Advisors, Inc.:

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 6, 1999 relating to the financial statements of Hennessy Advisors, Inc. for the year ended September 30, 1999 which appears in Amendment No. 4 to Hennessy Advisors, Inc.'s Form SB-2 Registration Statement (No. 333-66970) filed on November 21, 2001.

                             /s/ Bregante & Co., LLP


San Francisco, California
August 14, 2002